Exhibit 1.1

UNDERWRITING AGREEMENT

[        ], 2016

Roth Capital Partners, LLC

As Representative of the several

Underwriters listed on Schedule I

888 San Clemente Drive

Newport Beach, CA 92660

Ladies and Gentlemen:

PetroShare Corp., a Colorado corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [•] shares (the “Firm Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”).  The Company has also granted to the several Underwriters an option to purchase up to [•] additional shares of Common Stock on the terms and for the purposes set forth in Section 3 hereof (the “Option Shares”). The Firm Shares and any Option Shares purchased and sold pursuant to this Underwriting Agreement (this “Agreement”) are herein collectively referred to as the “Shares.”

The Company hereby confirms its agreement with respect to the sale of the Shares to the several Underwriters, for whom Roth Capital Partners, LLC is acting as representative (the “Representative”), upon the following terms and conditions:

1.                                      Registration Statement and Prospectus.  A registration statement on Form S-1 (File No. 333-213113) with respect to the Shares, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission.  Such registration statement, including the amendments, exhibits and schedules thereto, as of the time it became effective, including the Rule 430A Information (as defined below), is referred to herein at the “Registration Statement.”  The Company will prepare and file a prospectus pursuant to Rule 424(b) of the Rules and Regulations that discloses the information previously omitted from the prospectus in the Registration Statement in reliance upon Rule 430A of the Rules and Regulations, which information will be deemed retroactively to be a part of the Registration Statement in accordance with Rule 430A of the Rules and Regulations (the “Rule 430A Information”).  If the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Securities Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b) of the Rules and Regulations (such registration statement, including the contents of the Registration Statement incorporated by reference therein, the “Rule 462(b) Registration Statement”).  References herein to the “Registration Statement” will be deemed to include the Rule 462(b) Registration Statement at and after the time of filing of the Rule 462(b) Registration Statement. “Preliminary Prospectus” means any prospectus included in the Registration Statement prior to the effective time of the Registration Statement, any prospectus filed with the Commission pursuant to Rule 424(a) under the Rules and Regulations and each prospectus that omits Rule

430A Information used after the effective time of the Registration Statement.  “Prospectus” means the prospectus that discloses the public offering price and other final terms of the Shares and the Offering (as defined below) and otherwise satisfies Section 10(a) of the Securities Act. All references in this Agreement, to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing, is deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto (“EDGAR”).

2.                                      Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the several Underwriters, as of the date hereof and as of each Closing Date, except as otherwise indicated, as follows:

(a)                                 Registration of the Common Stock.  The Company has filed with the Commission the Registration Statement and amendments thereto, including any related prospectus or prospectuses, for the registration of the Shares and the Underwriters’ Securities under the Securities Act.  The Registration Statement and any post-effective amendment thereto has been declared effective by the Commission on the date hereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule II-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Pricing Disclosure Package” means any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, the Preliminary Prospectus and the information included on Schedule II-1 hereto, all considered together.

Each reference to a “free writing prospectus” herein means a free writing prospectus as defined in Rule 405.

“Applicable Time” means 6:30 a.m. (Eastern Time) on [         ], 2016, or such other time as agreed to by the Company and the Representative.

(b)                                 No Free Writing Prospectuses.  The Company has not issued and will not issue any free writing prospectus in connection with the Offering, unless it obtains the prior written consent of the Representative.

(c)                                  Exchange Listing and Exchange Act Registration.  The Common Stock is approved for listing on the NYSE MKT, subject only to official notice of issuance.  The Shares and the Warrant Shares (as defined below), when issued, will be listed on the NYSE MKT.  The Company is in compliance with the rules and regulations of the NYSE MKT LLC (the “Exchange Rules”), subject to the exception, cure periods and phase in periods, to the extent applicable. The documents filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission; any further documents so filed and incorporated by reference in the Pricing Disclosure Package or in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)                                 No Stop Orders.  Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

(e)                                  Subsidiaries.  The Company has no direct or indirect subsidiaries.  The Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(f)                                   Disclosures in Registration Statement.

(i)                                     Compliance with Securities Act and 10b-5 Representation.

(A)                               Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations.  Each Preliminary Prospectus, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations.  Each Preliminary Prospectus delivered to the Underwriters for use in connection with the public offering of the Shares (this “Offering”) and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(B)                               Neither the Registration Statement nor any amendment thereto, at its effective time, or as of the Closing Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(C)                               The Pricing Disclosure Package, as of the Closing Date, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Limited Use Free Writing Prospectus does not conflict with the information contained in the Registration Statement, any Preliminary Prospectus, or the Prospectus, and each such Issuer Limited Use Free Writing Prospectus, as supplemented by and taken together with the Prospectus as of the Closing Date, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Underwriters expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment thereof or supplement thereto.  The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the following disclosure contained in the “Underwriting” section of the Prospectus: the fourth, fourteenth and sixteenth paragraphs of the “Underwriting” section (the “Underwriter’s Information”).

(D)                               Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), or at the Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriter’s Information.

(ii)                                  Disclosure of Agreements.  The agreements and documents described in the Registration Statement, the Pricing Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Rules and Regulations to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed.  Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (A) that is referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (B) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses (each, a “Governmental Entity”), including, without limitation, those relating to environmental laws and regulations.  The Company has not sent or received any written communication regarding termination of, or intent not to renew, any of the agreements and documents referred to or described in the Pricing Disclosure Package and the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement.

(iii)                               No Other Offering Materials.  The Company has not distributed and will not distribute any prospectus or other offering material in connection with the Offering other than the Registration Statement, the Pricing Disclosure Package and the Prospectus, or other materials permitted by the Securities Act to be distributed by the Company.

(iv)                              Prior Securities Transactions.  No securities of the Company have been sold by the Company, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Preliminary Prospectus.

(v)                                 Regulations.  The disclosures in the Registration Statement, the Pricing Disclosure Package and the Prospectus concerning the effects of federal, state, local and all foreign regulation on the Offering and the Company’s business as currently contemplated are correct in all material respects and no other such regulations are required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus which are not so disclosed.

(g)                                  Changes After Dates in Registration Statement.

(i)                                     No Material Adverse Change.  Since the dates as of which information is given in the Pricing Disclosure Package and the Prospectus, except as otherwise specifically stated therein: (A) there has been no material adverse change in the financial position or results of operations of the Company, nor any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company (a “Material Adverse Change”), (B) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement, and (C) no officer or director of the Company has resigned from any position with the Company.

(ii)                                  Recent Securities Transactions.  Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not: (A) issued any securities (other than (x) grants under any stock compensation plan and (y) shares of Common Stock issued upon exercise or conversion of option, warrants or convertible securities described in the Registration Statement, the Pricing Disclosure Package and the Prospectus) or incurred any liability or obligation, direct or contingent, for borrowed money, or (B) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(h)                                 Independent Accountants.  To the knowledge of the Company, each of SingerLewak LLP and StarkSchenkein LLP, during such times as each was engaged by the Company (together, the “Auditors”), were independent registered public accounting firms as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (the “PCAOB”). During such time period in which the Auditors served as the Company’s independent registered public accounting firm, each Auditor did not or has not, during the respective periods covered by the financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(i)                                     Financial Statements.  The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, fairly present in all material respects the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein.  Except as included therein, no historical or pro forma financial statements are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Securities Act or the Rules and Regulations.  The pro forma and pro forma as adjusted financial information and the related notes, if any, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been properly compiled and prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Rules and Regulations and present fairly in all material respects the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  All disclosures contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding non-GAAP financial information comply with Regulation G of the Exchange Act and Item 10 of Regulation

S-K, to the extent applicable.  Each of the Registration Statement, the Pricing Disclosure Package and the Prospectus discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (A) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (B) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (C) there has not been any change in the capital stock of the Company (other than (x) grants under any stock compensation plan and (y) shares of common stock issued upon exercise or conversion of option, warrants or convertible securities described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), and (D) there has not been any Material Adverse Change in the Company’s long-term or short-term debt.

(j)                                    Authorized Capital; Options.  The Company had, at the date or dates indicated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the duly authorized, issued and outstanding capitalization as set forth therein.  Based on the assumptions stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein.  Except as set forth in, or contemplated by, the Registration Statement, the Pricing Disclosure Package and the Prospectus, on the effective date of the Registration Statement (the “Effective Date”), as of the Applicable Time and on the Closing Date, there will be no stock options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued shares of Common Stock of the Company or any security convertible or exercisable into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

(k)                                 Valid Issuance of Securities.

(i)                                     Outstanding Securities.  All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.  The authorized shares of Common Stock, Company preferred stock and other outstanding securities conform in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  The offers and sales of the outstanding shares of Common Stock were at all relevant times either registered under the Securities Act and the applicable state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers of such shares, exempt from such registration requirements.

(ii)                                  Securities Sold Pursuant to this Agreement.  The Shares have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company (except for any such rights that have been waived); and all corporate action required to be taken for the authorization, issuance and sale of the Shares has been duly and validly taken.  The Shares conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(iii)                               Underwriters’ Warrants.  The Underwriters’ Warrants (as defined below) have been duly authorized for issuance.  The Company has reserved a sufficient number of shares of its Common Stock for issuance upon exercise of the Underwriters’ Warrants (the “Warrant Shares” and together with the Underwriters’ Warrants, the “Underwriters’ Securities”) and when issued and paid for in accordance with the terms of the Underwriters’ Warrants, such Warrant Shares will be validly issued, fully paid and non-assessable.  The Warrant Shares will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company, except for such rights as have been duly waived.

(l)                                     Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company (except for any such rights that have been expressly waived in writing).

(m)                             Validity and Binding Effect of Agreements.  This Agreement and each of the Underwriters’ Warrants have been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with its terms, except: (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, (B) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (C) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(n)                                 No Conflicts.  The execution, delivery and performance by the Company of this Agreement and each of the Underwriters’ Warrants, the consummation by the Company of the transactions herein contemplated and the compliance by the Company with the terms hereof do not and will not, with or without the giving of notice or the lapse of time or both: (A) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party, (B) result in any violation of the provisions of the Company’s Articles of Incorporation (as the same may be amended or restated from time to time, the “Charter”) or the by-laws of the Company, or (C) violate any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Entity applicable to the Company as of the date hereof.

(o)                                 No Defaults; Violations.  No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject.  The Company is not (A) in violation of any term or provision of its Charter or by-laws, or (B) in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any Governmental Entity applicable to the Company.

(p)                                 Corporate Power; Licenses; Consents.

(i)                                     Conduct of Business.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ii)                                  Transactions Contemplated Herein.  The Company has all corporate power and authority to enter into this Agreement and each of the Underwriters’ Warrants and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained.  No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Shares and the Underwriters’ Securities and the consummation of the transactions and agreements contemplated by this Agreement and each of the Underwriters’ Warrants and as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations of, the Commission and the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(q)                                 Litigation; Governmental Proceedings.  There is no material action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any executive officer or director which has not been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(r)                                    Organization and Good Standing.  The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Colorado as of the date hereof, and is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify, singularly or in the aggregate, would not have or reasonably be expected to result in a Material Adverse Change.

(s)                                   Insurance.  The Company carries or is entitled to the benefits of insurance, with, to the Company’s knowledge, reputable insurers, and in such amounts and covering such risks which the Company believes is reasonably adequate, and all such insurance is in full force and effect.  The Company has no reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(t)                                    Transactions Affecting Disclosure to FINRA.

(i)                                     Finder’s Fees.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder, consulting or origination fee by the Company or any of the Company’s directors and officers immediately prior to the Offering (each, an “Insider”) with respect to the sale of the Shares hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Underwriter’s compensation, as determined by FINRA.

(ii)                                  Payments Within Twelve (12) Months.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (A) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company, (B) any FINRA member, or (C) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the Effective Date, other than the payment to the Underwriter as provided hereunder in connection with the Offering.

(iii)                               Use of Proceeds.  None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(iv)                              No FINRA Affiliation.  There are no affiliations with members of FINRA among the Company’s officers or directors, or to the knowledge of the Company, any beneficial owner of five percent (5%) or more of any class of the Company’s securities or any beneficial owner of the Company’s unregistered equity securities which were acquired during the 180-day period immediately preceding the filing of the Registration Statement.  To the knowledge of the Company, no beneficial owners of the Company’s capital stock or subordinated debt who, together with their associated persons and affiliates hold in the aggregate ten percent (10%) or more of such capital stock or subordinated debt, have any direct or indirect association or affiliation with any member of FINRA participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

(v)                                 Information.  All information provided by the Company in its FINRA Questionnaire to counsel for the Underwriters specifically for use by counsel to the Underwriters in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

(u)                                 Anti-Bribery and Anti-Money Laundering Laws.  The Company, and to the knowledge of the Company, any of its officers, directors, supervisors, managers, agents, or employees, has not violated, its participation in the Offering will not violate, and the Company has instituted and maintains policies and procedures designed to ensure continued compliance with, each of the following laws: anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope, or anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

(v)                                 Foreign Corrupt Practices Act.  Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any other person acting on behalf of the Company, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (A) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B) if not given in the past, might have had a Material Adverse Change or (C) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company.  The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

(w)                               Compliance with OFAC.

(i)                                     Neither the Company nor any of its directors, officers or employees, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company, is an individual or entity that is, or is owned or controlled by an individual or entity that is:

(A)                               the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)                               located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii)                                  The Company will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity:

(A)                               to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)                               in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(iii)                               For the past five (5) years, the Company has not knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(x)                                 Money Laundering Laws.  The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(y)                                 Effect of Certificates.  Any certificate signed by any duly authorized officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(z)                                  Lock-Up Agreements.  Schedule III hereto contains a complete and accurate list of the Company’s officers and directors (collectively, the “Lock-Up Parties”).  The Company has caused each of the Lock-Up Parties to deliver to the Representative an executed Lock-Up Agreement, in the form attached hereto as Exhibit B (the “Lock-Up Agreement”), prior to the execution of this Agreement.

(aa)                          Related Party Transactions.  To the Company’s knowledge, no transaction has occurred between or among the Company, on the one hand, any of the Company’s officers, directors or five percent (5%) stockholders or any affiliate or affiliates of any such officer, director or five percent (5%) stockholders that is required to be described that is not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  The Company has not, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act (as defined below).

(bb)                          Board of Directors.  The Board of Directors of the Company is comprised of the persons set forth under the heading of the Preliminary Prospectus and the Prospectus captioned “Management.”  The qualifications of the persons serving as board members and the overall composition of the board comply with the Exchange Act, the regulations promulgated under the Exchange Act (the “Exchange Act Regulations”), the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (the “Sarbanes-Oxley Act”) applicable to the Company.  At least one member of the Audit Committee of the Board of Directors of the Company qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K.

(cc)                            Sarbanes-Oxley Compliance.

(i)                                     Disclosure Controls.  The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 under the Exchange Act Regulations applicable to it, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

(ii)                                  Compliance.  The Company is, or at the Applicable Time and on the Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, as applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act.

(dd)                          Accounting Controls.  The Company maintains systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act Regulations) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal controls.  The Company’s auditors have been advised of: (x) all significant deficiencies and material weaknesses, if any, in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’ ability to record, process, summarize and report financial information, and (y) any fraud, if any, known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ee)                            No Investment Company Status.  The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

(ff)                              No Labor Disputes.  No labor problem or dispute with the employees of the Company exists or, to the knowledge of the Company, is threatened or imminent and the Company is not aware of any existing imminent labor disturbance by the employees of any of the Company’s principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Change.

(gg)                            Intellectual Property Rights.  To the Company’s knowledge, the Company has, or can acquire on reasonable terms, ownership of and/or license to, or otherwise has the right to use, all inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), patents and patent rights, trademarks, service marks and trade names and copyrights (collectively “Intellectual Property”) material to carrying on its business as described in the Prospectus.  The Company has not received any correspondence relating to any Intellectual Property, including notice of: (A) infringement or misappropriation of, or conflict with, any Intellectual Property of a third party, (B) asserted rights of others with respect to any Intellectual Property of the Company, (C) assertions that any Intellectual Property of the Company is invalid or otherwise inadequate to protect the interest of the Company, that in each case (if the subject of any unfavorable decision, ruling or finding), individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Change.  There are no third parties who have been able to establish any material rights to any Intellectual Property, except for the retained rights of the owners or licensors of any Intellectual Property that is licensed to the Company.  There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (x) challenging the validity, enforceability or scope of any Intellectual Property of the Company or (y) challenging the Company’s rights in or to any Intellectual Property or (z) that the Company materially infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property or other proprietary rights of others.  The Company has complied in all material respects with the terms of each agreement described in the Registration Statement, Pricing Disclosure Package and the Prospectus pursuant to which any Intellectual Property is licensed to the Company, and all such agreements related to products currently made or sold by the Company, or to product candidates currently under development, are in full force and effect.

All patents issued in the name of, or assigned to, the Company, and all patent applications made by or on behalf of the Company (collectively, the “Company Patents”) have been duly and properly filed.  The Company is not aware of any material information that was required to be disclosed to the United States Patent and Trademark Office (the “PTO”) but that was not disclosed to the PTO with respect to any issued Company Patent, or that is required to be disclosed and has not yet been disclosed in any pending application in the Company Patents and that would preclude the grant of a patent on such application.  To the Company’s knowledge, the Company is the sole owner of the Company Patents.

(hh)                          Taxes.  The Company has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof.  The Company has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company, except for such exceptions as could not be expected, individually or in the aggregate, to have a Material Adverse Change.  The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such financial statements.  Except as disclosed in writing to the Underwriter, (A) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company, and (B) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company.  The term “taxes” mean all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto.  The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

(ii)                                  Compliance with Occupational Laws.  The Company (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”), (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted, and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval.  No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company relating to Occupational Laws and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(jj)                                ERISA and Employee Benefits Matters.  To the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA (as defined below) or Section 4975 of the Code (as defined below) and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any

Employee Benefit Plan (as defined below).  At no time has the Company or any ERISA Affiliate (as defined below) maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or would reasonably be expected to incur liability under Section 4063 or 4064 of ERISA. No Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law, except as would not have a Material Adverse Effect. Each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the Internal Revenue Service upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification.  The Company does not have any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to Company employees.  As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (A) any current or former employee, director or independent contractor of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries or (B) the Company or any of its subsidiaries has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; and “ERISA Affiliate” means any member of the Company’s controlled group as defined in Code Section 414(b), (c), (m) or (o).

(kk)                          Compliance with Laws.  The Company: (A) is and at all times has been in compliance with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change, (B) has not received any correspondence from any Governmental Entity alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and the Company is not in material violation of any term of any such Authorizations, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change, (D) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, (E) has not received written notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations, and (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).

(ll)                                  Title to Assets.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has (A) good and defensible title to all of the interests in oil and gas properties underlying its estimates of its net proved reserves contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (B) good and marketable title to all other real and personal property reflected in the Registration Statement, the Pricing Disclosure Package and the Prospectus as assets owned by it, in each case free and clear of all liens, encumbrances and defects except such as (x) are described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or (y) do not materially affect the value of the properties of the Company and do not interfere in any material respect with the use made or proposed to be made of such properties by the Company.  The Company has such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to enable it to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to qualifications as may be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where failure to have such rights-of-way would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Change. The rights-of-way owned by Company are subject only to such qualifications, reservations and encumbrances as may be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Change.

(mm)                  Reserve Reports.  Cawley, Gillespie & Associates, Inc., a reserve engineer that prepared the reserve report on estimated net proved oil and natural gas reserves with respect to the mineral interests held by the Company as of July 1, 2016 was, as of the date of preparation of such reserve report, and is, as of the date hereof, an independent reserve engineer with respect to the Company.  The reserve report prepared by Cawley, Gillespie & Associates, Inc. setting forth the estimated proved reserves with respect to the mineral interests held by the Company accurately reflects in all material respects the interests of the Company in the properties therein.  The Company did not cause Cawley, Gillespie & Associates, Inc., or any other reserve engineer to prepare, and did not otherwise obtain, a reserve report on estimated net proved oil and natural gas reserves with respect to the mineral interests held by the Company as of December 31, 2015.  Other than normal production of reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other facts, in each case in the ordinary course of business, and except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not aware of any facts or circumstances that would result in a Material Adverse Change in the aggregate net reserves as described in the reserve reports; and estimates of such reserves as reflected in the reserve reports comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Securities Act.

(nn)                          Environmental Laws.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (A)(i) the Company in not violation of, and does not have any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or Release of Hazardous Substances (as defined below), to the protection or restoration of the environment or natural resources, to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) to the knowledge of the Company, the Company does not own, occupy, operate or use any real property contaminated with Hazardous Substances, (iii) the Company is not conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) there has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Substances by, relating to or caused by the Company (or, to the knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change, (v) the Company is not subject to any pending, or to the Company’s knowledge threatened, claim by any governmental agency or governmental body or person arising under Environmental Laws or relating to Hazardous Substances, and (vi) the Company has received and is in compliance with all, and has no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct its business, (B) to the knowledge of the Company there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law, and (C) in the ordinary course of its business, the Company periodically evaluates the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations and financial condition of the Company, and, on the basis of such evaluation, the Company has reasonably concluded that such Environmental Laws will not, individually or in the aggregate, result in a Material Adverse Change.  For purposes of this subsection “Hazardous Substances” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, by-products or breakdown products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials and brine, polychlorinated biphenyls and mold, any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws. For purposes of this subsection “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(oo)                          Ineligible Issuer.  The Company is an “ineligible issuer,” as defined in Rule 405 promulgated under the Securities Act.

(pp)                          Industry Data.  The statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(qq)                          Website.  None of the information on (or hyperlinked from) the Company’s website at www.petrosharecorp.com includes or constitutes a “free writing prospectus” as defined in Rule 405 under the Securities Act.

3.                                      Purchase, Sale and Delivery of Shares.

(a)                                 Firm Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell [•] Firm Shares to the several Underwriters, and each Underwriter agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.  The purchase price for each Firm Share shall be $[•] per Share.

The Firm Shares will be delivered by the Company to the account of the Representative for the respective accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, California 92660, or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the third (or if the Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “Firm Share Closing Date.”

(b)                                 Option Shares.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares for use solely in covering any over allotments made by the several Underwriters in the sale and distribution of the Firm Shares.  The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within thirty (30) days after the effective date of this Agreement upon notice

(confirmed in writing) by the Representative to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by the Representative, when the Option Shares are to be delivered, such time and date being herein referred to as the “Option Closing Date”; provided, however, that the Option Closing Date shall not be earlier than the Firm Share Closing Date nor earlier than the second business day after the date on which the option shall have been exercised.  No Option Shares shall be sold and delivered unless all of the Firm Shares previously have been, or simultaneously are, sold and delivered.

The Option Shares will be delivered by the Company to the account of the Representative for the respective accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, as appropriate, at the offices of Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, California 92660, or such other location as may be mutually acceptable at 9:00 a.m., Central time, on the Option Closing Date.

(c)                                  Delivery.  If the Representative so elects, delivery of the Shares may be made by credit through full fast transfer to the accounts at DTC designated by the several Underwriters.  Certificates representing the Shares in definitive form and in such denominations and registered in such names as the Representative has set forth in the notice of option exercise, or evidence of their issuance, will be made available for checking at a reasonable time preceding the Firm Share Closing Date or the Option Closing Date (each a “Closing Date”) at the office of Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, California 92660, or such other location as may be mutually acceptable.

(d)                                 Underwriters’ Warrants.  On the Firm Share Closing Date, the Company will issue to the several Underwriters (and/or their designees) warrants to purchase that number of shares of Common Stock equal to six percent (6%) of the Firm Shares (adjusted upward to the nearest whole share).  On the Option Closing Date, the Company will issue the several Underwriters (and/or their designees) additional warrants to purchase that number of shares of Common Stock equal to six percent (6%) of the Option Shares (adjusted upward to the nearest whole share) elected to be purchased by the several Underwriters pursuant to Section 3.  The warrants to be issued to certain of the Underwriters on the Firm Share Closing Date and Option Closing Date pursuant to this Section 3(d) are herein collectively referred to as the “Underwriters’ Warrants.” The Underwriters’ Warrants shall be in the form of Exhibit B attached hereto.  The Underwriters’ Warrants shall have an exercise price per share equal to $[•] per Share.  The Underwriters’ Warrants will be exercisable beginning six (6) months after the applicable Closing Date until the fifth (5th) anniversary of the Effective Date.

4.                                      Covenants.

(a)                                 Covenants of the Company.  The Company covenants and agrees with the several Underwriters as follows:

(i)                                     Required Filings.  The Company will prepare and file a Prospectus with the Commission containing the Rule 430A Information omitted from the

Preliminary Prospectus within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A of the Rules and Regulations.  If the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Securities Act and the Rule 462(b) Registration Statement has not yet been filed and become effective, the Company will prepare and file the Rule 462 Registration Statement with the Commission within the time period required by, and otherwise in accordance with the provisions of Rule 462(b) and the Securities Act.  During the period beginning on the date hereof and ending on the later of the Option Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered (assuming the absence of Rule 172 under the Securities Act), in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), the Company will prepare and file with the Commission, promptly upon the request of the Representative, any amendments or supplements to the Registration Statement or Prospectus that, in the opinion of the Representative, may be necessary or advisable in connection with the distribution of the Shares by the Underwriters and the issuance of the Underwriters’ Securities; and the Company will furnish the Representative and counsel for the Underwriters a copy of any proposed amendment or supplement to the Registration Statement (including any Rule 462(b) Registration Statement) or Prospectus and will not file any amendment or supplement to the Registration Statement or Prospectus to which the Representative shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

(ii)                                  Effectiveness and Events Requiring Notice to the Representative.  The Company shall use its commercially reasonable efforts to cause the Registration Statement to remain effective with a current prospectus, and shall notify the Representative immediately and confirm the notice in writing: (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Preliminary Prospectus, the Pricing Disclosure Package, or the Prospectus, or (E) of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment.  Additionally, the Company agrees that it shall comply in all material respects with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)). During any period when the Company fails to have maintained an effective Registration Statement or a current prospectus relating thereto and an Underwriter desires to exercise its respective Underwriters’ Warrant, and, in the opinion of counsel to such Underwriter, Rule 144 is not available as an exemption from registration for the resale of the Warrant Shares held by such Underwriter, the Company shall immediately file a registration statement registering the resale of the Warrant Shares and shall use its best efforts to have it declared effective by the Commission within thirty (30) days. The Company will not deregister the Common Stock or the Warrant Shares under the Exchange Act without the prior written consent of the Representative.

(iii)                               Continued Compliance with Securities Laws. During the Prospectus Delivery Period, the Company will comply in all material respects with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Shares and Underwriters’ Securities as contemplated by the provisions hereof, the Pricing Disclosure Package and the Prospectus.  If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Pricing Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriters or their counsel to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective investors, the Pricing Disclosure Package) to comply with the Securities Act, the Company promptly will (A) notify the Underwriters of such untrue statement or omission, (B) amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Pricing Disclosure Package) (at the expense of the Company) so as to correct such statement or omission or effect such compliance and (C) notify the Underwriters when any amendment to the Registration Statement is filed or becomes effective or when any supplement to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Pricing Disclosure Package) is filed.  If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement or would include an untrue statement of a material fact or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(iv)                              Blue Sky Qualifications.  The Company shall take or cause to be taken all necessary action to qualify the Shares and the Underwriters’ Securities for sale under the securities laws of such domestic United States or foreign jurisdictions as the Underwriters reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Shares and the Underwriters’ Securities, except that the Company shall not be required in connection therewith to (A) qualify as a foreign corporation in any jurisdiction in which it is not so qualified, (B) execute a general consent to service of process in any jurisdiction or (C) subject itself to taxation in any jurisdiction if it not otherwise subject.

(v)                                 Provision of Documents.  To the extent not available on EDGAR, the Company will furnish to the Underwriters and counsel for the Underwriters, at its own expense, such number of the following documents as the Underwriters and counsel for the Underwriters shall reasonably request: (A) conformed copies of the Registration Statement (in each case excluding exhibits), (B) each Preliminary Prospectus, (C) the Pricing Disclosure Package, (D) the Prospectus, and (E) all amendments and supplements to such documents, in each case as soon as available.

(vi)                              Rule 158.  For a period of not less than 18 months from the date hereof, the Company will prepare and file all periodic reports required to be filed under the Exchange Act, including Forms 10-Q and 10-K, such reports to be prepared in conformance with the requirements of those Forms.

(vii)                           Payment and Reimbursement of Expenses.  The Company, upon consummation of the transactions contemplated hereby, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Shares and the Underwriters’ Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, each Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including blue sky memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and reasonable fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Shares for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which the Underwriters shall designate, (D) the fees and expenses of any transfer agent or registrar, (E) the filing fees and reasonable fees and disbursements of Underwriters’ counsel incident to any required review and approval by FINRA of the terms of the sale of the Shares, (F) listing fees, if any, (G) the cost and expenses of the Company and the actual, out-of-pocket expenses of the Underwriters relating to investor presentations or any “road show” undertaken in connection with marketing of the Shares, (H) the actual fees and disbursements of Underwriters’ Counsel, and (I) all other actual, out-of-pocket costs and expenses of the Underwriters incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein; provided, however, that the maximum amount of the Underwriters’ expenses that the Company shall be obligated to pay or cause to be paid pursuant to (E) (not including filing fees), (G), (H) and (I) hereof shall be $200,000.  If this Agreement is terminated by the Representative pursuant to Section 9 hereof or if the sale of the Shares provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket accountable disbursements (including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Shares or in contemplation of performing its obligations hereunder.

(viii)                        Use of Proceeds.  The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder substantially for the purposes set forth in the Pricing Disclosure Package and in the Prospectus.

(ix)                              Company Lock Up.  The Company will not, without the prior written consent of the Representative, from the date of execution of this Agreement and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, except (x) to the Underwriters pursuant to this Agreement, (y) pursuant to the exercise or conversion of any options, warrants, rights or convertible securities outstanding on the date hereof and disclosed in the Pricing Disclosure Package and the Prospectus or issued thereafter pursuant to any Company Stock Plans described in the Pricing Disclosure Package and the Prospectus; or (z) the filing of one or more registration statements on Form S-8 with respect to any options, warrants, rights or convertible securities granted pursuant to any Company Stock Plans described in the Pricing Disclosure Package and the Prospectus.  The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

(x)                                 Stockholder Lock-Ups.  The Company has caused to be delivered to the Underwriters prior to the date of this Agreement a lock-up agreement, in the form of Exhibit A hereto (the “Lock-Up Agreement”), from each individual or entity listed on Schedule III. The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to its transfer agent and registrar for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(xi)                              No Market Stabilization or Manipulation.  The Company has not taken and will not take, directly or indirectly, any action designed to or which would reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Securities Act which have not been so disclosed in the Registration Statement.

(xii)                           Commission Reports.  The Company will file on a timely basis with the Commission such periodic and special reports as required by the Rules and Regulations.

(xiii)                        Internal Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP in the United States and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Pricing Disclosure Package and in the Prospectus, as of the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and in the Prospectus, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the PCAOB) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s board of directors has, subject to the exceptions, cure periods and the phase in periods specified in the applicable stock exchange rules, including the Exchange Rules, validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(xiv)                       Sarbanes-Oxley.  The Company will comply with all applicable provisions of the Sarbanes-Oxley Act.

(xv)                          Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior written consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus.

(xvi)                       Exchange Compliance.  On or before completion of this Offering, the Company shall make all filings required under applicable securities laws and by the Exchange Rules (including any required registration under the Exchange Act).

(xvii)                    Issuance of Press Releases.  Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Shares without the prior written consent of the Representative unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

(xviii)                 Warrant Share Reserve. The Company shall, at all times while any Underwriters’ Warrants are outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved shares of Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of such Underwriters’ Warrants, the number of Warrant Shares that are issuable and deliverable upon the exercise of the then-outstanding Underwriters’ Warrants from time to time.

5.                                      Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its respective obligations hereunder and to the following additional conditions:

(a)                                 Required Filings; Absence of Certain Commission Actions.  All filings required by Rules 424, 430A and 433 of the Rules and Regulations shall have been timely made (without reliance on Rule 424(b)(8) or Rule 164(b)); no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462(b) Registration Statement or any amendment thereof, nor suspending or preventing the use of the Pricing Disclosure Package or the Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Pricing Disclosure Package, the Prospectus or otherwise) shall have been complied with to the satisfaction of the Underwriters.

(b)                                 Continued Compliance with Securities Laws.  The Representative shall not have advised the Company that (i) the Registration Statement or any amendment thereof or supplement thereto contains an untrue statement of a material fact which, in the opinion of the Underwriters, is material or omits to state a material fact which, in the opinion of the Underwriters, is required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Pricing Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, contains an untrue statement of fact which, in the opinion of the Underwriters, is material, or omits to state a fact which, in the opinion of the Underwriters, is material and is required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c)                                  Absence of Certain Events.  Except as described in the Pricing Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Pricing Disclosure Package, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities described in the Pricing Disclosure Package), or any material change in the short-term or long-term debt of the Company (other than as a result of the conversion of convertible securities described in the Pricing Disclosure Package), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any Material Adverse Change or any development that would be reasonably expected to result in a Material Adverse Change (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company or any subsidiary, the effect of which results in a Material Adverse Change.

(d)                                 Opinion of Company Counsel.  On each Closing Date, there shall have been furnished to the Representative the opinion and negative assurance letters of Polsinelli PC, counsel for the Company, dated such Closing Date and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

(e)                                  Intentionally Omitted.

(f)                                   Reserve Engineer Confirmation Letter. On each Closing Date, Cawley, Gillespie & Associates, Inc. shall have furnished to the Underwriters, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Representative, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in reserve engineers’ “confirmation letters” to underwriters with respect to the reserve reports, estimates of proved reserves and other reserve information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(g)                                  SingerLewak LLP Comfort Letter.  On the date hereof the Representative shall have received a letter from SingerLewak LLP, dated the date hereof, addressed to the Representative, confirming that they are an independent public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

(h)                                 StarkSchenkein LLP Comfort Letter. On the date hereof the Representative shall have received a letter from StarkSchenkein LLP, dated the date hereof, addressed to the Representative, confirming that, with respect to the Company, they previously were an independent public accounting firm within the meaning of the Securities Act and were in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

(i)                                     Bring Down Comfort Letters. On each Closing Date, the Representative shall have received a letter (a “Bring-down Letter”) from each of the Auditors, respectively, addressed to the Representative and dated the applicable Closing Date, confirming, as of the date of such Bring-down Letters (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than five days prior to the date of such Bring-down Letters), the conclusions and findings of said firms, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information, and other matters covered by its respective letter delivered to the Representative concurrently with the execution of this Agreement pursuant to paragraphs (g) and (h) of this Section 5, respectively.

(j)                                    Officers’ Certificate.  On each Closing Date, there shall have been furnished to the Representative a certificate, dated such Closing Date and addressed to the Representative, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i)                                     The representations and warranties of the Company in this Agreement are true and correct with the same force and effect as if expressly made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii)                                  No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Shares for offering or sale, nor suspending or preventing the use of the Pricing Disclosure Package, or the Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body;

(iii)                               The signers of said certificate have carefully examined the Registration Statement, the Pricing Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto, and:

(A)                               since the Applicable Time, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, and there has been no document required to be filed under the Exchange Act that has not been so filed,

(B)                               since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, in the Pricing Disclosure Package and in the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Pricing Disclosure Package and in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants described in the Pricing Disclosure Package), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any of its subsidiaries, or any Material Adverse Change or any development which could reasonably be expected to result in any Material Adverse Effect (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company or any subsidiary, and

(C)                               except as stated in the Pricing Disclosure Package and in the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or Governmental Authority or body, or any arbitrator, which could reasonably be expected to result in any Material Adverse Effect.

(k)                                 Lock-Up Agreement.  The Representative shall have received all of the Lock-Up Agreements referenced in Section 4 and the Lock-Up Agreements shall remain in full force and effect.

(l)                                     Other Documents.  The Company shall have furnished to the Underwriters and counsel for the Underwriters such additional documents, certificates and evidence as the Underwriters or they may have reasonably requested.

(m)                             FINRA No Objections.  FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(n)                                 Exchange Listing.  The Company’s Common Stock, including the Shares and the Warrant Shares to be delivered on such Closing Date, will have been approved for listing on the NYSE MKT, subject only to official notice of issuance.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance in the reasonable opinion of the Underwriters and counsel for the Underwriters.  The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and other documents as the Underwriters shall reasonably request.

6.                                      Indemnification and Contribution.

(a)                                 Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Underwriter, their affiliates, directors, employees and officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which an Underwriter may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the 430A Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished to the Company by or on behalf of an Underwriter, specifically for use in the preparation thereof; it being understood and agreed that the only information furnished by or on behalf of an Underwriter consists of the information described as such in Section 6(e).

(b)                                 Indemnification by the Underwriters.  Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, its affiliates, directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any road show, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to the Company by such Underwriter specifically for use in the preparation thereof (it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(e)), and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

(c)                                  Notice and Procedures.  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses).  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory in the reasonable judgment of such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if,  in the reasonable judgment of an attorney of recognized reputation in the jurisdiction of the indemnified party, it is advisable for the indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ a separate counsel to represent the indemnified party in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.  An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing.  In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed) effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.  Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to this Section 6(c), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)                                 Contribution; Limitations on Liability; Non-Exclusive Remedy.  If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Shares exceeds the amount of any damages that such Underwriter has otherwise paid or been required to pay by reason of any untrue or alleged untrue statement, omission or alleged omission or act or alleged act or failure to act or alleged failure to act.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.  The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that might otherwise be available to any indemnified party at law or in equity.

(e)                                  Information Provided by the Underwriters.  The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Shares by the Underwriters set forth in the fourth, fourteenth and sixteenth paragraphs of the “Underwriting” section in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, or the Prospectus.

7.                                      Representations and Agreements to Survive Delivery.  All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including but not limited to the agreements of the several Underwriters and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons and shall survive delivery of, and payment for, the Shares to and by the Underwriters hereunder and any termination of this Agreement.

8.                                      Substitution of Underwriters.

(a)                                 Obligation to Purchase Under Certain Circumstances.  If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than ten percent (10%) of the total amount of Firm Shares set forth in Schedule I hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I hereto except as may otherwise be determined by the Representative) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

(b)                                 Termination Under Certain Circumstances.  If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than ten percent (10%) of the total amount of Firm Shares set forth in Schedule I hereto, and arrangements satisfactory to the Underwriters for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter following reasonable efforts by the remaining Underwriters to identify a substitute Underwriter to take up the Firm Shares that were not purchased, this Agreement shall terminate.  In the event of any such termination the Company shall not be under any liability to any Underwriter (except to the extent provided in Section 4(a)(vii) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 6 hereof).

(c)                                  Postponement of Closing.  If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representative or the Company shall have the right to postpone the Firm Share Closing Date for not more than seven (7) business days in order that the necessary changes in the Registration Statement, in the Pricing Disclosure Package, in the Prospectus or in any other documents, as well as any other arrangements, may be effected.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

(d)                                 No Relief from Liability.  No action taken pursuant to this Section 8 shall relieve any defaulting Underwriter from liability, if any, in respect of such default.

9.                                      Termination.

(a)                                 Right to Terminate.  The Representative shall have the right to terminate this Agreement by giving written notice to the Company as hereinafter specified at any time at or prior to the Closing Date if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading in the Company’s Common Stock shall have been suspended by the Commission or The NYSE MKT or trading in securities generally on the NYSE MKT LLC or the New York Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE MKT or the New York Stock Exchange, by such Exchange or by order of the Commission or any other Governmental Authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or New York state authorities, (vi) there shall have occurred any outbreak or escalation of hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, or (vii) there shall have occurred a material adverse change in financial markets or any other calamity or crisis that, in the Representative’s judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 6 hereof shall at all times be effective and shall survive such termination.

(b)                                 Notice of Termination.  If the Representative elects to terminate this Agreement as provided in this Section, the Company shall be notified promptly by telephone, confirmed by letter.

10.                               Default by the Company.

(a)                                 Default by the Company.  If the Company shall fail at the Firm Share Closing Date to sell and deliver the number of Shares which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of the Underwriter or, except as provided in Section 4(a)(vii) and Section 6 hereof, any non-defaulting party.

(b)                                 No Relief from Liability.  No action taken pursuant to this Section shall relieve the Company so defaulting from liability, if any, in respect of such default.

11.                               Notices.  Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Representative, shall be mailed, delivered or faxed to Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, California, 92660 facsimile number: (949) 720-7227, Attention: Alexander Montano; with a copy to Michael A. Hedge, K&L Gates LLP, 1 Park Plaza, Twelfth Floor, Irvine, California 92614 and if to the Company, shall be mailed, delivered or faxed to it at PetroShare Corp., 7200 S. Alton Way, #B220 Centennial, Colorado 80112, facsimile number: (303) 770-6885, Attention: Stephen J. Foley, CEO; with a copy to David Babiarz, Polsinelli PC, 1515 Wynkoop Street, Suite 600, Denver, Colorado 80202, or in each case to such other address as the person to be notified may have requested in writing.  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and, to the extent stated therein,  the controlling persons, officers, employees and directors referred to in Section 6.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.  The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Underwriters.

13.                               Absence of Fiduciary Relationship.  The Company acknowledges and agrees that: (a) the Representative has been retained solely to act as an underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Representative has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative has advised or are advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representative and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representative is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representative, and not on behalf of the Company; (e) it waives to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

14.                               Governing Law; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15.                               Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

16.                               General Provisions.  This Agreement and the Underwriters’ Warrants constitute the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this Agreement whereupon this Agreement will become a binding agreement between the Company and the Representative in accordance with its terms.

Very truly yours,

PETROSHARE CORP.

By:
Name:
Title:

Confirmed as of the date first above-mentioned by the Representative.

ROTH CAPITAL PARTNERS, LLC

By:
Name:
Title:

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

Schedule I

Underwriters

Underwriter	Number of Firm Shares	Number of Option Shares(1)
Roth Capital Partners, LLC	[•]	[•]
National Securities Corporation	[•]	[•]
Coker & Palmer Inc.	[•]	[•]
Total	[•]	[•]

(1)                                 The Underwriters may purchase up to an additional [•] Option Shares, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

Schedule II-1

Pricing Information

1.                                      The Company is selling [•] shares of Common Stock.

2.                                      The Company has granted an option to the Underwriters, acting severally and not jointly, to purchase up to an additional [•] shares of Common Stock.

3.                                      The public offering price per share for the Shares shall be $[•].

Schedule II-2

Issuer General Use Free Writing Prospectuses

None.

Schedule III

List of Individuals and Entities Executing Lock-Up Agreements

Bill M. Conrad

Stephen J. Foley

Frederick J. Witsell

Paul D. Maniscalco

William B. Lloyd

Scott C. Chandler

James H. Sinclair

Douglas R. Harris

Providence Energy Operators, LLC

Exhibit A

Form of Lock-Up Agreement

Exhibit B

Form of Underwriters’ Warrant